Exhibit 99.1

MARRIOTT INTERNATIONAL, INC.

Historical Fee Revenue Outside North America By Region

($ in millions)

	Fiscal Year 2005	Fiscal Year 2006	Fiscal Year 2007	Fiscal Year 2008	Fiscal Year 2009

Caribbean and Latin America	$37	$37	$54	$61	$50
Europe	81	109	120	137	97
Middle East and Africa	27	38	40	49	40
Asia Pacific	73	85	99	112	91

Total fee revenue outside North America [1]	$218	$269	$313	$359	$278

1 Represents fee revenue outside the continental United States and Canada.

MARRIOTT INTERNATIONAL, INC.

Composition of Owned, Leased, Corporate Housing, and Other Revenue and Owned, Leased, Corporate Housing, and Other Revenue, Net of Direct Expenses

($ in millions)

	Fiscal Year 2005	Fiscal Year 2006	Fiscal Year 2007	Fiscal Year 2008	Fiscal Year 2009

Owned hotel revenue	$181	$186	$145	$77	$89
Leased hotel revenue	566	727	876	938	742
Corporate housing and other revenue	157	160	155	146	118
Branding fees revenue	40	46	64	64	70

Owned, leased, corporate housing, and other revenue	$944	$1,119	$1,240	$1,225	$1,019

Owned hotel revenue, net of direct expenses	$28	$22	$6	$3	$1
Leased hotel revenue, net of direct expenses	13	42	53	37	(21)
Corporate housing and other revenue, net of direct expenses	85	73	55	33	18
Branding fees revenue	40	46	64	64	70

Owned, leased, corporate housing, and other revenue, net of direct expenses	$166	$183	$178	$137	$68

MARRIOTT INTERNATIONAL, INC.

Marriott Hotels and Resorts Incentive Management Fees

($ in millions)

	Fiscal Year 2007	Fiscal Year 2009	% Change Better / (Worse)

Incentive Management Fees - Marriott Hotels and Resorts	$145	$43	(70%)

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